                                                                   Exhibit 10.10



                         PROFESSIONAL SERVICES AGREEMENT


                                 by and between


                              eFUNDS CORPORATION


                   [LOGO OF EFUNDS CORPORATION APPEARS HERE]


                                       and


                               DELUXE CORPORATION


                   [LOGO OF DELUXE CORPORATION APPEARS HERE]











                                    05/15/00

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


                                TABLE OF CONTENTS




1.0      PURPOSE..............................................................1
---      --------

2.0      DEFINITIONS..........................................................1
---      ------------

3.0      SCOPE OF WORK........................................................4
---      --------------
         3.1      Statements of Work..........................................4
         ---      -------------------
         3.2      Authorization to Perform Services...........................4
         ---      ----------------------------------
         3.3      Authority and Responsibility of Deluxe......................4
         ---      ---------------------------------------
         3.4      Work Orders Under Protest...................................5
         ---      --------------------------

4.0      MANAGEMENT AND STAFFING..............................................5
---      ------------------------
         4.1      Management Plan.............................................5
         ---      ----------------
         4.2      eFunds Account Manager......................................5
         ---      -----------------------
         4.3      Deluxe Relationship Manager.................................6
         ---      ----------------------------
         4.4      Management Committee........................................6
         ---      ---------------------
         4.5      Executive Committee.........................................6
         ---      --------------------
         4.6      Reporting...................................................7
         ---      ----------
         4.7      Key Employees...............................................7
         ---      -------------
         4.8      Nonsolicitation.............................................8
         ---      ---------------
         4.9      Subcontractors..............................................9
         ---      ---------------

5.0      COMPENSATION.........................................................10
---      -------------
         5.1      Aggregate Minimum Annual Fees...............................10
         ---      ------------------------------
         5.2      Bonuses and Credits.........................................10
         ---      --------------------
         5.3      Invoices....................................................10
         ---      ---------
         5.4      Payment Terms...............................................11
         ---      --------------
         5.5      Taxes.......................................................12
         ---      ------
         5.6      Late Payment Interest.......................................12
         ---      ----------------------
         5.7      Gain Sharing................................................13
         ---      -------------

6.0      DELUXE RESPONSIBILITIES..............................................14
---      -----------------------
         6.1      Deluxe Facilities...........................................14
         ---      ------------------
         6.2      Deluxe Personnel and Equipment..............................14
         ---      -------------------------------
         6.3      Third Party Consents........................................15
         ---      ---------------------
         6.4      Back-ups....................................................15
         ---      ---------

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


7.0      PERFORMANCE STANDARDS................................................16
---      ---------------------
         7.1      Service Level Requirements and Measurement..................16
         ---      -------------------------------------------
         7.2      User Satisfaction Surveys...................................16
         ---      --------------------------

8.0      AUDITS...............................................................17
---      ------
         8.1      Service Level Audit.........................................17
         ---      --------------------
         8.2      Fee Audit...................................................18
         ---      ----------
         8.3      Service Audit...............................................19
         ---      --------------
         8.4      Benchmark Audit.............................................20
         ---      ----------------
         8.5      eFunds Internal or External Audits..........................20
         ---      -----------------------------------
         8.6      Cooperation with Audits; Follow-Up..........................21
         ---      -----------------------------------
         8.7      Books and Records...........................................21
         ---      ------------------

9.0      OWNERSHIP AND LICENSES...............................................22
---      ----------------------
         9.1      Deluxe Data and Databases...................................22
         ---      --------------------------
         9.2      Deluxe Software.............................................23
         ---      ----------------
         9.3      Third Party Software........................................24
         ---      ---------------------
         9.4      eFunds Materials............................................25
         ---      -----------------
         9.5      Key Deliverables............................................25
         ---      -----------------
         9.6      Inventions..................................................26
         ---      -----------

10.0     CONFIDENTIALITY......................................................26
----     ---------------
         10.1     Deluxe and eFunds Responsibilities..........................26
         ----     -----------------------------------
         10.2     Exceptions..................................................27
         ----     -----------

11.0     WARRANTIES AND COVENANTS.............................................27
----     ------------------------
         11.1     Deluxe Warranties to eFunds.................................27
         ----     ----------------------------
         11.2     EFUNDS Warranties to Deluxe.................................28
         ----     ----------------------------
         11.3     Deluxe's Remedies...........................................28
         ----     ------------------
         11.4     Warranty Disclaimer.........................................29
         ----     --------------------
         11.5     Certain Covenants...........................................29
         ----     ------------------

12.0     INDEMNITIES..........................................................30
----     -----------
         12.1     Indemnity by eFunds.........................................30
         ----     --------------------
         12.2     Indemnity by Deluxe.........................................31
         ----     --------------------
         12.3     Indemnification Procedures..................................32
         ----     ---------------------------

13.0     TERM AND TERMINATION.................................................32
----     --------------------
         13.1     Term........................................................32
         ----     -----
         13.2     Termination of a Statement of Work or Work
         ----     ------------------------------------------
                  Order for Cause.............................................32
                  ----------------

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         13.3     Termination of Agreement for Cause..........................33
         ----     -----------------------------------
         13.4     Termination For eFunds' Change of Control...................34
         ----     ------------------------------------------
         13.5     Termination Through Insolvency..............................35
         ----     ------------------------------
         13.6     Termination Assistance......................................35
         ----     -----------------------
         13.7     Survival....................................................37
         ----     ---------

14.0     LIMITATION OF LIABILITY..............................................38
----     -----------------------
         14.1     Damage Limits...............................................38
         ----     --------------
         14.2     Damage Waiver...............................................38
         ----     --------------

15.0     LAW AND DISPUTES.....................................................39
----     ----------------
         15.1     Governing Law...............................................39
         ----     --------------
         15.2     Dispute Handling............................................39
         ----     -----------------
         15.3     Problem Escalation Procedures...............................40
         ----     ------------------------------
         15.4     Arbitration.................................................40
         ----     ------------
         15.5     Continued Performance.......................................42
         ----     ----------------------
         15.6     Limitation of Actions.......................................42
         ----     ----------------------

16.0     PROVISION OF INSURANCE...............................................42
----     ----------------------
         16.1     General.....................................................42
         ----     --------
         16.2     Coverage....................................................43
         ----     ---------

17.0     GENERAL..............................................................44
----     -------
         17.1     Notices.....................................................44
         ----     --------
         17.2     Reasonable Behavior.........................................45
         ----     --------------------
         17.3     Assignment..................................................45
         ----     -----------
         17.4     Integration; Amendment......................................46
         ----     -----------------------
         17.5     Severability................................................46
         ----     -------------
         17.6     Order Of Precedence.........................................46
         ----     --------------------
         17.7     No Waiver...................................................46
         ----     ----------
         17.8     Force Majeure...............................................47
         ----     --------------
         17.9     Non-Use of Deluxe's Name....................................48
         ----     -------------------------

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


                         PROFESSIONAL SERVICES AGREEMENT

         THIS PROFESSIONAL SERVICES AGREEMENT ("Agreement") is dated as of April 1, 2000 (the "Effective Date") by and between Deluxe Corporation ("Deluxe"), a Minnesota corporation having its principal place of business at 3680 Victoria Street North, Shoreview, MN 55126 and eFunds Corporation ("eFunds"), a Delaware corporation having its principal place of business at 400 West Deluxe Parkway, Milwaukee, WI 53212.

1.0      PURPOSE.

         This Agreement (with its attached exhibits and schedules) provides the terms and conditions under which eFunds shall provide Application Development, Application Support and Repair, Financial Shared Services, CI Order Entry Services and similar professional information technology, business process and related (collectively, "IT") outsourcing services to Deluxe and its Affiliates on a non-exclusive basis.

2.0      DEFINITIONS.

         The following capitalized terms used in the Contract Documents shall have the meanings given below or in the context in which such terms are used, as the case may be.

         "Affiliate" means any entity that controls, is controlled by or is under common control with a party hereto, with control meaning the ownership of more than fifty percent (50%) of the equity or the right to direct the management of such entity provided, however, that Deluxe and its subsidiaries (other than eFunds and its subsidiaries) shall not be considered Affiliates of eFunds and eFunds and its subsidiaries shall not be considered Affiliates of Deluxe.

         "Application Development" means the provision of professional services related to the development of new application software and enhancements.

         "Application Support and Repair" means the provision of professional services related to identifying and repairing application software defects necessary to keep application systems operating at their released functionality.

         "CI Order Entry Services" means the provision of professional services related to Deluxe's Customer Interface production systems.


         Confidential and Proprietary   1
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         "Confidential Information" means the provisions of this Agreement and other Contract Documents to the extent that such provisions or other Contract Documents are not filed with the Securities and Exchange Commission ("SEC") by either Deluxe or eFunds or, if filed, are granted confidential treatment by the SEC and all proprietary information of a party that such party treats as confidential, including, without limitation, specifications, software, diagrams, information, data, materials, markets, customers, suppliers, inventions, products, procedures, designs, research and development, business plans, financial projections, organizations, employees or consultants or any other similar aspects of or information related to the present or future business of either party.

         "Contract Documents" mean this Agreement, its Statements of Work, exhibits and schedules, if any, and Work Orders, as each may be amended from time to time.

         "Fees" means fees for the Services to be paid by Deluxe to eFunds under the Contract Documents.

         "Financial Shared Services" mean the provision of professional services related to the finance functions of Accounts Payable, Accounts Receivable, and General Accounting.

         "Key Deliverables" mean any technology, software, capability, solution, process or tangible materials to be developed by eFunds and delivered to Deluxe that are designated in a Statement of Work or Work Order as being subject to a formal acceptance process. Key Deliverables may be either Written Deliverables or Software Deliverables.

         "Key Employees" mean any eFunds employees listed on Exhibit A of this Agreement or as so designated in any other Contract Document.

         "Labor Category" means the labor categories in the master management plan specified in Section 4.1, as amended from time to time by mutual agreement, to enable proper tracking of activities as they relate to capitalization versus expense.

         "Project Plan" means a mutually agreed upon document that lists all activities, tasks and Key Deliverables for a particular project involving Services to be provided under a particular Work Order. The Project Plan may include time/duration estimates, cost estimates, acceptance test procedures for Key Deliverables and resource assignments for each activity/task that makes up the applicable project. The Project Plan forms the baseline parameters for that project, which parameters may subsequently be amended only by the written agreement of the parties.


         Confidential and Proprietary   2
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         "Reimbursable Expenses" mean incidental expenses reasonably incurred by eFunds in performing its obligations under the Contract Documents. eFunds shall observe Deluxe's Travel & Entertainment policies when such activities are required for provision of Services under any Contract Document.

         "Services" means the Application Development, Application Support and Repair, CI Order Entry Services, Financial Shared Services and any other IT services performed hereunder by eFunds or an Affiliate of eFunds pursuant to a Contract Document.

         "Software Deliverables" mean Key Deliverables that are operational software (either a completed system or any module, subsystem or release) as designated in a Work Order.

         "Specifications" mean a mutually agreed upon document which describes the functional and technical specifications for a Key Deliverable and which are designated in a Work Order as the specifications upon which development of the Key Deliverable shall be based.

         "Standard Operating Procedures ("SOP")" means Deluxe's documentation, guidelines, procedures, standards and like work listed in Exhibit B of this Agreement. Such work may be updated by Deluxe from time to time during the term of this Agreement.

         "Statement of Work" means a mutually agreed upon document which describes generally a particular class or type of Service to be provided by eFunds hereunder.

         "Term" means the term of this Agreement as stated in Article 13.0.

         "Work Order" means a document substantially in the form attached as Exhibit C and signed by authorized representatives of both parties or, as applicable, one of their respective Affiliates, referencing the applicable Statement of Work under which Deluxe or an Affiliate requests certain Services from eFunds and eFunds agrees to perform such Services hereunder upon the terms specified therein.

         "Written Deliverables" are documents, such as reports, system designs or documentation as designated in a Project Plan or Work Order.


         Confidential and Proprietary   3
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


3.0      SCOPE OF WORK.


         3.1      Statements of Work.

         Each separate professional service category under this Agreement shall be generally described in a Statement of Work. The initial Statements of Work for each of the following types of Services are attached to this Agreement: Application Development (01), Application Support and Repair (02), Financial Shared Services (03) and CI Order Entry Services
         (04). Subject to Deluxe's fixed minimum annual obligations to eFunds under Section 5.1 and the applicable Statements of Work, each party acknowledges that a Statement of Work does not, in and of itself, constitute authorization for the performance of any specific Services or the commitment by Deluxe to pay any particular Fees for such specific Services, which authorization will be contained in an applicable Work Order.

         3.2      Authorization to Perform Services.

         Deluxe or an Affiliate of Deluxe may order Services from eFunds under any current Statement of Work by executing a Work Order. Within one hundred twenty (120) days of the Effective Date, Deluxe and eFunds shall establish a mutually acceptable written procedure for the preparation and appropriate approval and execution of Work Orders for such ordered Services, including procedures for Work Orders issued by Affilates of Deluxe. Until such time as such written procedure has been approved by both parties, eFunds shall perform such Services as are approved in writing by Deluxe's Relationship Manager (as defined in Section 4.3). For the purposes of this Agreement, each such written directive or approval shall be treated as a Work Order. Deluxe shall be obligated to pay for Services and eFunds shall be obligated to perform such Services only pursuant to such a duly approved and executed Work Order. No accepted Work Order shall be deemed amended or modified except upon the express written approval of the parties.

         3.3      Authority and Responsibility of Deluxe.

         Deluxe shall be entitled to enforce the terms and conditions of any Work Order from an Affiliate as if such Work Order had been issued directly by Deluxe. Deluxe shall be exclusively responsible for payment of any Services performed under any Work Order issued by an Affiliate hereunder. All invoices from eFunds for any Services performed under any Work Order issued by Deluxe or an Affiliate shall be submitted centrally for payment pursuant to Section 4.2.


         Confidential and Proprietary   4
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         3.4      Work Orders Under Protest.

         If Deluxe issues a proposed Work Order that Deluxe declares in writing to be for critical Services, in its reasonable judgment, and eFunds is unable to agree with Deluxe about the nature or amount of compensation to be paid to eFunds for the Services under such proposed Work Order, eFunds shall proceed with such Services as a Work Order under protest, and the parties shall then continue to negotiate in good faith about such compensation terms. If the parties have not resolved their differences on such terms within fifteen (15) days of commencement of the relevant Services, either party may refer the matter to dispute resolution under Article 15.0.

4.0      MANAGEMENT AND STAFFING.

         4.1      Management Plan.

         Within one hundred twenty (120) days after the Effective Date, after consultation with Deluxe, eFunds shall provide Deluxe a proposed master management plan for delivery of all Services, describing the following management and control processes: (a) operating processes and procedures relating to the performance of the Services, (b) periodic reporting and measurement of actual levels of performance versus the applicable performance standards and service levels described elsewhere in this Agreement; and (c) descriptions of the management and control structures and audit procedures recommended by eFunds within Deluxe and eFunds to optimize delivery, monitoring, auditing and performance of the Services in a timely, efficient and cost-effective manner. The parties shall meet and confer about such master management plan and shall adopt such plan in good faith to provide overall guidance for their relationship. Notwithstanding the foregoing, the management plan shall be subject to Deluxe's reasonable approval.

         4.2      eFunds Account Manager.

         eFunds shall appoint and notify Deluxe of the individual who shall be the primary point of contact for eFunds under the Contract Documents and who shall be the central manager for performance of the Services on a full-time basis (the "eFunds Account Manager"). The eFunds Account Manager shall receive all communications or notices directed to eFunds and shall have authority to make binding commitments for eFunds under the Contract Documents. Any eFunds Account Manager or replacement manager shall be subject to Deluxe's approval, which approval shall not be unreasonably withheld.


         Confidential and Proprietary   5
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         4.3      Deluxe Relationship Manager.

         Deluxe shall appoint and notify eFunds of the individual who shall be the primary point of contact for Deluxe under the Contract Documents and who shall be the central manager of Work Orders for the Services on a full-time basis (the "Deluxe Relationship Manager"). The Deluxe Relationship Manager shall receive all communications or notices directed to Deluxe and shall have authority to make binding commitments for Deluxe under the Contract Documents.

         4.4      Management Committee.

         The Management Committee shall consist of the Deluxe Relationship Manager and the eFunds Account Manager with advisory members from each party or its Affiliates as deemed appropriate. The responsibilities of the Management Committee include the following: (a) ensure sufficient and continued communications between Deluxe and eFunds; (b) attempt to resolve disputes by mutual agreement, with escalation to the Executive Committee as necessary; (c) review price changes and amendments to the Contract Documents; (d) review Deluxe and eFunds responsibilities under the Contract Documents; (e) review performance reports, including service level reports; (f) review and analyze workload trends and variances from plan; (g) analyze and review credits or bonuses, as appropriate, between Deluxe and eFunds under the appropriate Statements of Work and in light of actual payments made under invoices pursuant to Work Orders; and (h) undertake such other responsibilities as Deluxe and eFunds may agree from time to time. The Management Committee shall meet monthly within fifteen (15) days following the close of the prior month, unless Deluxe and eFunds agree to a different schedule.

         4.5      Executive Committee.

         The Executive Committee shall consist of senior-level executives of Deluxe and eFunds with advisory members from each company as deemed appropriate. The responsibilities of the Executive Committee include the following: (a) perform a semi-annual review of Deluxe business planning initiatives and expected changes as they relate to the Services provided by eFunds; (b) perform a semi-annual review of eFunds plans to support Deluxe's business; (c) review semi-annual performance evaluation reports (d) attempt to resolve by mutual agreement any disputes escalated by the Management Committee; and (e) undertake such other responsibilities as Deluxe and eFunds may agree from time to time. The Executive Committee shall meet quarterly within thirty (30) days following the close of the prior quarter, unless Deluxe and eFunds agree to a different schedule.


         Confidential and Proprietary   6
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         4.6      Reporting.

         eFunds shall provide Deluxe with such documentation and other information as may be reasonably requested by Deluxe from time to time to verify that eFunds' performance of the Services is in compliance with the terms and conditions of the Contract Documents. The content and format of these reports shall be recommended by the Management Committee and approved by the Executive Committee. eFunds shall provide at least monthly reports to Deluxe according to the requirements and provisions of the applicable Statements of Work and Work Orders.

         4.7      Key Employees

         Exhibit A is a list of individuals who shall be deemed Key Employees under the Contract Documents. By mutual agreement, the parties may modify or amend such list from time to time. The parties may also designate other individuals as Key Employees from time to time under any Statement of Work or Work Order. eFunds shall not reassign to another account any Key Employee without (a) providing at least forty-five (45) days prior written notice thereof to Deluxe for all Key Employees who are identified as managers and at least ten (10) days prior written notice thereof to Deluxe for all other Key Employees and
         (b) nominating replacement personnel of at least equal competence and experience reasonably acceptable to Deluxe. eFunds shall also promptly replace any Key Employee who terminate their employment with eFunds or its Affiliates or to whom Deluxe reasonably objects with another individual with competence and experience reasonably acceptable to Deluxe. If eFunds requests Deluxe to permit any Key Employee to take a temporary assignment to another site or account for less than five (5) days and if such temporary assignment will not materially and adversely affect any Services, in Deluxe's reasonable judgment, Deluxe shall reasonably cooperate with such request.


         Confidential and Proprietary   7
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         4.8      Nonsolicitation

         During the Term and for a period of six (6) months thereafter, neither party shall, either directly or indirectly, solicit for employment by itself (or any of its Affiliates) any employee of the other party (or any of its Affiliates) who, at the time of the solicitation is an employee of such party, and has been involved in the performance of the party's obligations under the Contract Documents, unless the hiring party obtains the written consent of the other party. Notwithstanding the foregoing, if there is a termination of this Agreement for any reason and the entry into a period of termination assistance under
         Section 13.6, Deluxe or its designee may, directly or indirectly, solicit for employment any eFunds employees (including, without limitation, Key Employees) who have performed Services for Deluxe within one (1) year of the effective date of the termination notice. For the purposes of this Section 4.8, a notice of a job listing or opening, advertisement or similar general publication of a job search or availability shall not be construed as a solicitation, and the hiring of any such employee who responds thereto shall not be a breach of this Section 4.8.


         Confidential and Proprietary   8
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         4.9      Subcontractors.

         eFunds shall not subcontract all or any part of the Services provided to Deluxe hereunder without the express prior written consent of Deluxe, which consent shall not be unreasonably withheld, provided, however, eFunds may delegate the performance of any Services to its wholly-owned subsidiares upon written notice thereof to Deluxe. Any work performed or to be performed by an eFunds' Affiliate which is not a wholly-owned subsidiary shall be specifically subject to Deluxe's approval which may be given or withheld in Deluxe's reasonable discretion. Deluxe's approval of a subcontractor shall not relieve eFunds of its obligations under the Contract Documents, and eFunds shall remain responsible for the performance of each such subcontractor and its employees and for their compliance with all Contract Documents as though they were eFunds' own employees. eFunds shall specifically require each subcontractor performing Services under any Contract Document who has access to Deluxe's Confidential Information in the course of performing such Services to be bound by the confidentiality and intellectual property assignment or license provisions of this Agreement, and, at Deluxe's direction, to execute a non-disclosure or intellectual property assignment or license agreement that is reasonably satisfactory to Deluxe. Deluxe may request that a particular subcontractor be replaced if it reasonably believes that the Services being provided by such subcontractor are not adequate, and eFunds shall do so in a timely and commercially reasonable manner. Nothing contained in any Contract Document shall create any contractual relationship between Deluxe and any eFunds subcontractor or supplier. eFunds shall bind each of its subcontractors and suppliers by the terms and conditions of the Contract Documents, as far as appropriate and applicable, to the work to be performed by the subcontractor or supplier. eFunds shall be fully responsible to Deluxe for the acts and omissions of any eFunds subcontractors and suppliers and of persons directly or indirectly employed or contracted by any of them.


         Confidential and Proprietary   9
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


5.0      COMPENSATION.

         5.1      Aggregate Minimum Annual Fees.

         In each year or prorated part of each year during the Term, Deluxe shall pay eFunds the following aggregate minimum annual Fees (as prorated for any part years in the Term), subject to the specific terms and conditions set forth in each then-current Statement of Work for the relevant services: Application Development Services and Application Support and Repair Services (collectively, approximately U.S. $43,000,000 per calendar year); Financial Shared Services (approximately U.S. $2,200,000 in calendar 2000 and declining gradually to approximately U.S. $1,800,000 in calendar 2004); and CI Order Entry Services (approximately U.S. $5,900,000 in calendar 2000 and declining gradually to approximately U.S. $2,400,000 in calendar 2004).

         Such payments of Fees shall be comprised of the individual monthly or other payments made by Deluxe to eFunds under the specific Work Orders in effect during such periods. If Deluxe exceeds its aggregate minimum annual Fees under any Statement of Work during any calendar year or prorated part thereof during the Term, eFunds shall pay to Deluxe the rebates as specified in such Statement of Work. If Deluxe falls short of its aggregate minimum annual Fees under any Statement of Work during any calendar year or prorated part thereof during the Term, in full satisfaction of such commitment, Deluxe shall pay to eFunds the compensatory payments as specified in such Statement of Work.

         5.2      Bonuses and Credits.

         A Statement of Work or Work Order may provide for Deluxe to pay bonuses to eFunds if eFunds exceeds its specified service levels as and when specified therein and may also provide for eFunds to give credits to Deluxe if eFunds falls short of its specified service levels as and when specified therein. Such bonuses or credits shall be in addition to, and not in lieu of, any other remedies that either party may have under such Contract Documents, at law or in equity. When applicable, the measurement and monitoring methods in Section 7.1 shall be used to determine the allocation of such bonuses and credits.

         5.3      Invoices.

         eFunds shall submit all invoices for Services performed for Deluxe or any Affiliate to Deluxe at the following address:

                  Deluxe Corporation

                  Attention:  Accounts Payable

                  3680 Victoria Street North

                  Shoreview, MN 55126

         Confidential and Proprietary   10
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         Unless the Statement of Work or Work Order provides otherwise, invoices for Fees and Reimbursable Expenses shall be submitted to Deluxe monthly by the tenth (10th) day following the end of the month in which the Services were performed. Non-monthly invoices for any other extraordinary items shall be submitted to Deluxe as the amounts come due. Each invoice shall identify the Work Order to which it relates and shall reasonably substantiate the basis for the amounts invoiced. For any Services being invoiced on a "time and materials" basis, the invoice shall also state the total number of hours worked by Labor Category. Upon Deluxe's request, eFunds shall provide copies of any third party statements or invoices to substantiate claims for Reimbursable Expenses.

         5.4      Payment Terms.

         Deluxe shall pay all Fees and Reimbursable Expenses to eFunds in United States Dollars, by wire transfer of funds to an account designated by eFunds. eFunds' invoices are due and payable within thirty (30) days from receipt thereof. If there are any good faith disputes related to an invoice, Deluxe shall pay the undisputed portion of the invoice on a timely basis and notify eFunds in writing of Deluxe's basis for withholding payment of the disputed amount. Disputes with respect to invoiced amounts shall be deemed waived if not raised in writing within such thirty (30) day period. Upon receipt of Deluxe's dispute notice, eFunds and Deluxe shall work together in good faith to resolve such dispute in a prompt and mutually acceptable manner. If the dispute is not resolved within thirty (30) days after eFunds' receipt of Deluxe's dispute notice, the parties shall resolve the issue pursuant to the provisions of Article 15.0. Deluxe shall pay any disputed amounts within five (5) days after all questions have been resolved. Notwithstanding, the foregoing, if Deluxe terminates a Work Order, Statement of Work or this Agreement under Section 13.2, 13.3 or 13.5, Deluxe shall be entitled to set off any Fees and Reimbursable Expense otherwise payable by Deluxe to eFunds against Direct Damages or Consequential or Incidental Damages experienced by Deluxe or its Affiliates to the extent permitted by this Agreement.


         Confidential and Proprietary   11
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         5.5      Taxes.

         Except as otherwise provided in this Section 5.5, eFunds shall pay all taxes, including, without limitation, any charges, fees, duties, levies, imposts, rates or other assessments imposed by any federal, state, local or foreign taxing authority, including, but not limited to, income, profits, gross receipts, excise, property, license, capital stock, franchise, transfer, payroll, withholding, social security, other employment tax or other taxes, and any interest, penalties or additions attributable thereto assessed or levied against eFunds or its Affiliates in respect of the Services performed under this Agreement ("Taxes"). eFunds shall hold Deluxe, its officers, directors, employees and agents harmless from any non-payment or underpayment of such Taxes. Deluxe shall pay any applicable sales, use or value added tax, however designated or levied, import or export duty or other similar tax or charge on the Services or materials provided with the Services.

         5.6      Late Payment Interest.

         For any undisputed amounts not paid by Deluxe within thirty (30) days after its receipt of the invoice therefore and for any amounts disputed by Deluxe that are ultimately resolved in favor of eFunds, eFunds may collect the "prime rate" as published in The Wall Street Journal (currently defined as the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks, but however the same may be from time to time defined; the "Prime Rate") plus 2.5%, or the maximum rate allowed by law, whichever is less. Such interest shall begin to accrue on the thirty-first (31st) day after Deluxe's receipt of eFunds' invoice and shall accumulate on the outstanding balance on a daily basis until paid in full.


         Confidential and Proprietary   12
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         5.7      Gain Sharing.

         eFunds shall work with Deluxe to identify potential savings in the Services and shall make recommended changes to the methods and processing used by Deluxe. Upon mutual agreement, the identified potential savings or improved processing techniques shall be researched and a proposal shall be presented to Deluxe. eFunds' proposal shall include the estimated current costs, the recommended changes and the projected savings or service improvements to Deluxe and a proposed Work Order setting forth each party's responsibilities to achieve the savings or improvements. In the case of improved Services, a mutually agreed to value shall be assigned to such improved Services and shall be used as the basis for any gain sharing. Upon the parties' execution of a Work Order, a Project Plan shall be developed by eFunds to accomplish the change. Deluxe shall compensate eFunds for such savings or service improvements upon successful implementation as follows, as the parties may elect in writing at the time of the relevant Work Order's execution: (a) for any change initiated by eFunds resulting in the savings or improved Services benefiting Deluxe, eFunds shall retain fifty percent (50%) of the savings or value in improved Services for a period of twelve (12) months, after which all further savings or enhanced value shall be realized by Deluxe; and (b) for any change initiated by Deluxe but as to which eFunds has substantially assisted, either (i) Deluxe shall retain one hundred percent (100%) of the savings or enhanced value and eFunds will be compensated directly through Fees for its implementation Services or (ii) eFunds shall retain thirty-five percent (35%) of the savings or enhanced value for a period of twelve (12) months, after which all further savings or enhanced value shall be realized by Deluxe.


         Confidential and Proprietary  13
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


6.0      DELUXE RESPONSIBILITIES

         6.1      Deluxe Facilities.

         Deluxe shall permit eFunds personnel to have reasonable access to Deluxe's facilities and systems solely as needed to provide the Services hereunder, subject to the following conditions: (a) eFunds personnel shall obey all generally applicable rules and procedures at such Deluxe facilities and as provided in the SOP, including, without limitation, facility, data and computer security rules and procedures;
         (b) eFunds shall not make any structural, mechanical or electrical alterations to Deluxe's facilities without Deluxe's prior written approval; and (c) when such space is no longer occupied by eFunds personnel, eFunds shall return such space to Deluxe in substantially the same conditions as when eFunds began use of such space, reasonable wear and tear excepted. All such Deluxe facilites shall be reasonably safe and sanitary; shall have normal and customary utilities and office support services suitable for an IT office environment; shall have normal and adequate office furniture and cubicles; and shall be subject to janitorial service furnished by Deluxe. Except as otherwise specified by Deluxe, in any such Deluxe facility, eFunds personnel shall observe Deluxe's normal working hours and holiday schedule as reasonably required by Deluxe. eFunds personnel shall display any identification cards furnished by Deluxe or otherwise establish their identity to the reasonable satisfaction of Deluxe security personnel as a condition to access to such Deluxe facilities.

         6.2      Deluxe Personnel and Equipment.

         Deluxe shall make reasonably available to eFunds and on a timely basis the Deluxe personnel, computer or other office equipment, products and other items, if any, as specified in any applicable Statement of Work or Work Order. Subject to Deluxe's prior written approval, eFunds may use such Deluxe equipment (including software) away from Deluxe's facilities to perform the Services. In such event, eFunds shall:

                  a. exercise at least reasonable care in the equipment's use and storage;

                  b. use such equipment solely for the performance of the Services and not for any other account or customer of eFunds;

                  c. upon the end of the Term, or at such earlier time as Deluxe shall demand, return the equipment to Deluxe in as good order and condition as when eFunds received same, reasonable wear and tear excepted;


         Confidential and Proprietary   14
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


                  d. not surrender possession of the equipment or permit the use of the equipment by anyone other than eFunds without Deluxe's prior written approval;

                  e. not permit any lien or encumbrance to be levied upon the equipment; and

                  f. assume all risk of loss or damage of the equipment during the time that it is in eFund's possession and control, and, as between the parties, Deluxe shall at all times retain title to such equipment.

         6.3      Third Party Consents.

         Using reasonable efforts and subject to the right any third party to give or withhold consent, Deluxe shall obtain any third party consents, if any, that are necessary for eFunds to access and use any third party software or hardware identified in a Statement of Work or Work Order as reasonably needed for eFunds to perform the Services. eFunds shall reasonably cooperate with Deluxe in obtaining such consents. Deluxe shall remain solely liable to pay, and shall pay, any reasonable and applicable license, transfer or access fees to enable eFunds to access and use such third party software or hardware. If and to the extent that Deluxe, together with eFunds' reasonable cooperation, is unable to obtain any such third party consent, eFunds shall be excused from performance of the Services requiring such third party consent until such time as a reasonable alternative is secured and approved by Deluxe.

         6.4      Back-ups.

         Deluxe shall maintain its own back-up or duplicate copies of any Deluxe Data, Deluxe Software or Third Party Software (as defined in Article 9.0) furnished to eFunds for performance of the Services and shall not transfer such materials to eFunds unless and until it has made such back-up or duplicate copies. In addition, upon receipt thereof, eFunds shall also make appropriate back-up or duplicate copies of such materials prior to any other use or processing thereof. In circumstances in which eFunds provides processing or similar Services, eFunds shall at all times observe professional standards with respect to back-up of Deluxe Data, Deluxe Software or Third Party Software used in or produced as a result of such Services.


         Confidential and Proprietary   15
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


7.0      PERFORMANCE STANDARDS

         7.1      Service Level Requirements and Measurement.

         All Services shall comply with the applicable performance standards set forth in each Statement of Work and Work Order. eFunds shall use all reasonably necessary measurements and monitoring tools and procedures required to measure and report eFunds' performance of the Services against the applicable performance standards. Such measurements and monitoring shall permit reporting at a level of detail sufficient to verify compliance with such performance standards and shall be subject to audit by Deluxe. Each party shall also provide the other party and its auditors with information and access to its respective tools and procedures upon a reasonable request for purposes of verification. Such measurements and monitoring (a) may be used by Deluxe to observe and assess the performance by eFunds of its obligations under the Contract Documents and (b) shall be used to allocate the bonuses and credits, if any, specified in any applicable Statement of Work or Work Order under
         Section 5.2.

         7.2      User Satisfaction Surveys.

         eFunds and Deluxe shall develop jointly a Deluxe user satisfaction survey. Within ninety (90) days after the Effective Date, eFunds shall commence such user satisfaction interviews, provide a report to identify any part of the Services that needs to be improved, and subsequently to follow up on any user concerns. Upon Deluxe's request, Deluxe may examine the original interview user score sheets, questionnaires or other survey materials upon which any such eFunds report is based. eFunds shall repeat such user satisfaction surveys at least once per calendar year during the Term and more often as Deluxe may reasonably request, based on the prior surveys' results. Deluxe may consider such survey results in evaluating eFunds' performance of its obligations under the Contract Documents and qualifications to be awarded additional business. eFunds covenants that measured Deluxe user satisfaction in such surveys shall be a material performance criterion for eFunds' compensation of its management.


         Confidential and Proprietary   16
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


8.0      AUDITS

         8.1      Service Level Audit.

         At any time during the Term (but not more than once per calendar year) and at its own expense, Deluxe may engage its internal audit staff or a third party generally in the business of performing audits of IT services (a "Service Level Auditor") to perform a review and audit of eFunds' performance and reporting of the Services in relation to the required service levels in applicable Statements of Work and Work Orders (a "Service Level Audit"); provided that the Service Level Auditor may not be a company or a division of a company that provides IT outsourcing services ("IT Competitor"), unless eFunds consents thereto in its sole discretion. The Service Level Auditor shall prepare and submit to Deluxe a written report of the results of the Service Level Audit (a "Service Level Audit Report"). Deluxe shall deliver to eFunds a copy of the Service Level Audit Report within ten (10) days of Deluxe's receipt thereof. Any dispute or issue related to a Service Level Audit shall be resolved in accordance with the procedures set forth in Article 15.0. The Service Level Auditor shall comply with all reasonable confidentiality, non-solicitation and security requirements that eFunds may reasonably impose but such auditor may nonetheless request, copy and examine any books or records which Deluxe itself could request, copy and examine under this Agreement.


         Confidential and Proprietary  17
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         8.2      Fee Audit.

         At any time during the Term (but not more than once per calendar year) and at its own expense, Deluxe may engage its internal audit staff or an independent third party (a "Fee Auditor") to perform a review and audit of all records and reports relating to any of the Fees or Reimbursable Expenses billed to Deluxe by eFunds pursuant to this Agreement (a "Fee Audit") covering the then-current or the previous calendar year; provided, however, that any records and reports relating to costs incurred by eFunds shall not be subject to review or audit in any Fee Audit except to the extent that such records or reports relate to pass-through Reimbursable Expenses, and, further provided, such Fee Auditor may not be an IT Competitor, unless eFunds consents thereto in its sole discretion. The Fee Auditor shall prepare and submit to Deluxe a written report of the results of the Fee Audit (a "Fee Audit Report"). Deluxe shall provide eFunds with a copy of the Fee Audit Report within thirty (30) business days of Deluxe's receipt thereof. In the event that the Fee Audit Report reveals that any Fees or Reimbursable Expenses have been overbilled, eFunds shall (a) reimburse Deluxe such sum with interest from the date upon which such sum was first paid by Deluxe (the "Payment Date") until the date on which eFunds makes such reimbursement, at the Prime Rate plus one percent (1%) on the Payment Date (or the next prior date on which the Wall Street Journal was published if not published on the Payment Date), and
         (2) if the overbilled Fees or Reimbursable Expenses exceed by more than five percent (5%) the amount which the Fee Auditor determines to have been proper, pay the reasonable fees, costs and expenses incurred by Deluxe in connection with the Fee Audit. Any dispute or issue related to a Fee Audit shall be resolved in accordance with the procedures set forth in Article 15.0. The Fee Auditor shall comply with all reasonable confidentiality, non-solicitation and security requirements that eFunds may reasonably impose but such auditor may nonetheless request, copy and examine any books or records which Deluxe itself could request, copy and examine under this Agreement.


         Confidential and Proprietary   18
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         8.3      Service Audit.

         At any time during the Term and at its own expense, Deluxe may engage its internal audit staff or an independent third party (a "Service Auditor") to perform a review and audit ("Service Audit") of the Services, including, without limitation, (i) the parts of any Deluxe facility at which eFunds is providing such Services, (ii) eFunds personnel providing such Services, (iii) data and records relating to such Services to verify the integrity, security and privacy of Deluxe Data and to examine the eFunds systems that process, store, support and transmit such data, and (iv) the provision of any Key Deliverables, provided, such Service Auditor may not be an IT Competitor, unless eFunds consents thereto in its sole discretion. The Service Auditor may examine eFunds' data practices and procedures, management systems, general controls and security practices and procedures, disaster recovery and backup procedures, incident or investigative records and any other aspects of such Services reasonably related to Deluxe. The Service Auditor shall prepare and submit to Deluxe a written report of the results of the Service Audit (a "Service Audit Report"). Deluxe shall provide eFunds with a copy of the Service Audit Report within thirty (30) business days of Deluxe's receipt thereof. Any dispute or issue related to a Service Audit shall be resolved in accordance with the procedures set forth in Article 15.0. The Service Auditor shall comply with all reasonable confidentiality, non-solicitation and security requirements that eFunds may reasonably impose but such auditor may nonetheless request, copy and examine any books or records which Deluxe itself could request, copy and examine under this Agreement.


         Confidential and Proprietary   19
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         8.4      Benchmark Audit.

         At any time after the first anniversary of the Effective Date (but not more than once per calendar year) and at its own expense, Deluxe may engage its internal audit staff or a third party generally in the business of performing audits of IT services (a "Benchmark Auditor") to perform a review and audit of eFunds' performance under any specific Statement of Work or for any Work Order (a "Benchmark Audit"); provided that such Benchmark Auditor may not be an IT Competitor, unless eFunds consents thereto in its sole discretion. A Benchmark Audit shall measure eFunds' performance against other nationally or internationally recognized outsourcing services providers that regularly provide the full range of Services provided by eFunds to Deluxe under this Agreement and on similar outsourcing engagements of those providers for substantially similar services in substantially similar quantities and shall consider productivity and resource cost changes. The Benchmark Auditor shall prepare and submit to Deluxe a written report of the results of the Benchmark Audit (a "Benchmark Audit Report"). Deluxe shall deliver to eFunds a copy of the Benchmark Audit Report within ten
         (10) days of Deluxe's receipt thereof. Any dispute or issue related to a Benchmark Audit shall be resolved in accordance with the procedures set forth in Article 15.0. The Benchmark Auditor shall comply with all reasonable confidentiality, non-solicitation and security requirements that eFunds may reasonably impose but such auditor may nonetheless request, copy and examine any books or records which Deluxe itself could request, copy and examine under this Agreement.

         8.5      eFunds Internal or External Audits.

         During the Term, eFunds shall conduct its own internal or external audits required to test the adequacy of eFunds' internal control environments. Such audits may include but shall not be limited to audits in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement on Auditing Standards Number 70, "Reports on the Processing Transactions by Service Organizations", as the AICPA may amend the same from time to time ("SAS 70"). In addition, eFunds may substitute, at its own expense, an SAS 70 audit performed by an independent "Big 5" accounting firm for any applicable audit under Sections 8.1 - 8.4 above if Deluxe agrees to such substitution.


         Confidential and Proprietary   20
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         8.6      Cooperation with Audits; Follow-Up.

         eFunds shall cooperate with any audit conducted by Deluxe pursuant to this Article 8.0 without cost to Deluxe, except eFunds' normally billable resources or as otherwise set forth in the Contract Documents. The results and reports of each audit under this Article 8.0 shall be submitted to the Deluxe Relationship Manager and the eFunds Account Manager and, if appropriate, to the Management Committee and to the Executive Committee for their review and consideration. If any audit report indicates that eFunds' performance of the Services is not materially unsatisfactory but could nonetheless be improved in specific ways, the Deluxe Relationship Manager and the eFunds Account Manager shall implement such recommendations as soon as commercially feasible. If any audit report indicates that eFunds' performance of the Services is materially unsatisfactory in any respect, eFunds shall submit to Deluxe within thirty (30) days of its receipt of the relevant audit report a plan to improve eFunds' performance to the level deemed acceptable by such audit. Upon review and approval of such plan by the Deluxe Relationship Manager and eFunds Account Manager, Management Committee or Executive Committees, as appropriate, eFunds shall implement such plan within the agreed-upon time frame.

         8.7      Books and Records.

         eFunds shall maintain all normal and customary books and records ("Books and Records") to document its performance of the Services and to justify all Fees and Reimbursable Expenses that are invoiced to Deluxe hereunder. At Deluxe's request, eFunds shall deliver to Deluxe or its auditors one copy of such Books and Records in an electronic format approved by Deluxe, provided that such electronic copies are reasonably available to eFunds. eFunds shall maintain any such Books and Records not delivered to Deluxe or demanded by Deluxe for at least three (3) years after the final payment made in connection with this Agreement. Notwithstanding any other provision herein, eFunds may not dispose of any material Books and Records following the expiration of such three-year period without written notification to and written approval from Deluxe. eFunds shall assist Deluxe in meeting Deluxe's legal obligations with respect to the retention of any Books and Records in eFunds' possession or control, and Deluxe shall reimburse eFunds for the reasonable costs incurred by eFunds while providing such assistance or storage.


         Confidential and Proprietary   21
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


9.0      OWNERSHIP AND LICENSES


         9.1      Deluxe Data and Databases.

         From time to time, Deluxe, its Affiliates and their customers, suppliers or licensers may provide to eFunds certain of their respective data or databases or eFunds may create such data or databases for those parties as a result of the Services hereunder (regardless of the media on which such data or databases are stored or transmitted) (collectively, "Deluxe Data"). Deluxe, its Affiliates and their customers, suppliers or licensers shall own all right, title and interest in and to the Deluxe Data, and eFunds hereby releases, transfers and assigns to such respective owners of the Deluxe Data all of eFunds' right, title and interest (including without limitation all present and future copyrights or database rights under the European Copyright Directive or Database Directive or other similar legislation in any other jurisdictions), if any, in and to such Deluxe Data. Deluxe hereby grants to eFunds a worldwide, royalty-free, non-exclusive, non-transferable, limited right and license during the Term to use, copy, maintain, modify, enhance, and create derivative works of such Deluxe Data solely as necessary for the provision of the Services pursuant to this Agreement. Such authorization includes, without limitation, storage, processing and transmission of the Deluxe Data for Deluxe; maintenance, development, and modification of derivative works as authorized by the Contract Documents; and the duplication of the Deluxe Data for operational, developmental, and archival purposes. The foregoing license does not give eFunds the right, and eFunds is not authorized, to sublicense such Deluxe Data. At any time during the Term, Deluxe may receive one or more copies of any or all such Deluxe Data from eFunds upon Deluxe's written request, provided in or on such media and transmitted by such means as Deluxe may reasonably specify. Except as otherwise requested or approved by Deluxe, eFunds shall cease all use of the Deluxe Data upon expiration or termination of this Agreement, and shall immediately return or destroy the same at Deluxe's direction.


         Confidential and Proprietary   22
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

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         9.2      Deluxe Software.

         From time to time, Deluxe, its Affiliates and their customers, suppliers or licensers may provide to eFunds certain of their respective software or eFunds may develop such software for those parties as a result of the Services hereunder (regardless of the media on which such software is stored or transmitted) (collectively, "Deluxe Software"). Deluxe, its Affiliates and their customers, suppliers or licensers shall own all right, title and interest in and to the Deluxe Software, and eFunds hereby releases, transfers and assigns to such respective owners of the Deluxe Software all of eFunds' right, title and interest (including without limitation all present and future copyrights or database rights under the European Union directives or regulations or other similar legislation in any other jurisdictions), if any, in and to such Deluxe Software. Deluxe hereby grants to eFunds a worldwide, royalty-free, non-exclusive, non-transferable, limited right and license during the Term to use, copy, maintain, modify, enhance, and create derivative works of such Deluxe Software solely as necessary for the provision of the Services pursuant to this Agreement. Such authorization includes, without limitation, operation of the Deluxe Software for Deluxe; maintenance, development, and modification of derivative works as authorized by the Contract Documents; and the duplication of the Deluxe Software for operational, developmental, and archival purposes. The foregoing license does not give eFunds the right, and eFunds is not authorized, to sublicense such Deluxe Software. Except as otherwise requested or approved by Deluxe, eFunds shall cease all use of the Deluxe Software upon expiration or termination of this Agreement, and shall immediately return or destroy the same at Deluxe's direction.


         Confidential and Proprietary   23
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         9.3      Third Party Software.

         If and to the extent that Deluxe or its Affiliates reasonably requires eFunds to access or use any third party software ("Third Party Software") to perform the Services under any Contract Document, and, subject to Deluxe's compliance with Section 6.3, if applicable, Deluxe hereby grants to eFunds a worldwide, royalty-free, non-exclusive, non-transferable, limited right and sublicense or other right to use during the Term to use, copy, maintain, modify, enhance, and create derivative works of such Third Party Software solely as necessary for the provision of the Services pursuant to this Agreement. Such authorization includes, without limitation, operation of the Third Party Software for Deluxe; maintenance, development, and modification of derivative works as authorized by the Contract Documents; and the duplication of the Third Party Software for operational, developmental, and archival purposes. The foregoing sublicense does not give eFunds the right, and eFunds is not authorized, to further sublicense such Third Party Software. Except as otherwise requested or approved by Deluxe, eFunds shall cease all use of the Third Party Software upon expiration or termination of this Agreement, and shall immediately return or destroy the same at Deluxe's direction.


         Confidential and Proprietary   24
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

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         9.4      eFunds Materials.

         If and to the extent that Deluxe or its Affiliates reasonably requires access to or use of any preexisting or later developed eFunds data, databases or software (collectively, "eFunds Materials") to enjoy the benefits of the Services under any Contract Document or if any such eFunds Materials are incorporated by eFunds in any Key Deliverables, eFunds hereby grants to Deluxe and its Affiliates a worldwide, royalty-free, non-exclusive, transferable, perpetual license to use, copy, maintain, modify, enhance, and create derivative works of such eFunds Materials solely for their internal use as herein provided or otherwise authorized under the Contract Documents. Such authorization includes, without limitation, operation of the eFunds Materials by or for Deluxe; maintenance, development, and modification of derivative works for solely for the benefit of Deluxe or its Affiliates and their successors and assigns but not for any other parties or otherwise as authorized by the Contract Documents; and the duplication of the eFunds Materials for reasonable operational, developmental, and archival purposes. The foregoing sublicense includes the right, and Deluxe and its Affiliates are hereby authorized, to sublicense such eFunds Materials to any other IT or other business process services outsourcing provider serving Deluxe or its Affiliates, provided, such sublicense may only be for the benefit of Deluxe and Affiliates and their successors and assigns but not for any other parties unless further sublicensing is authorized by the Contract Documents. Deluxe and its Affiliates and their successors and assigns may continue their use of and access to such eFunds Materials under this Section 9.4 upon expiration or termination of this Agreement.

         9.5      Key Deliverables.

         Unless otherwise specified in any Statement of Work or Work Order, eFunds shall deliver to Deluxe source and any other reasonably necessary documentation or components for any Key Deliverables to enable Deluxe to use, service and repair such materials with its own internal IT resources or with another IT and business process outsourcing services provider.


         Confidential and Proprietary   25
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

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         9.6      Inventions.

         During the Term, either of the parties or the parties jointly may conceive of an enhancement, improvement or invention (collectively, "Invention") which may be capable of protection under the copyright or patent laws of the United States of America, India or another country. In such event, Deluxe shall be the sole and exclusive owner of any Invention, whether made by eFunds alone, by Deluxe alone or by eFunds and Deluxe jointly. eFunds hereby assigns all right, title and interest it has or may have in and to any such Invention under the laws of any nation, including, without limitation, the laws of the United States and India. Deluxe shall solely determine the manner and means for patent or other intellectual property protection for such Invention, shall select and control the patent counsel to seek such protection, shall be responsible for the enforcement of any such patents obtained and shall retain the proceeds from any such enforcement. If and only to the extent reasonably necessary to perform the Services during the Term, Deluxe shall be deemed to have granted to eFunds a limited, worldwide, royalty-free and non-transferable license to use and practice any Invention for the benefit of Deluxe under the Contract Documents. Notwithstanding this Section 9.6, eFunds grants no rights to Deluxe, and Deluxe acquires no rights from eFunds, as to any other intellectual property of eFunds that are outside the scope of the Services and that are not incorporated into any deliverables under the Contract Documents.

10.0     CONFIDENTIALITY

         10.1     Deluxe and eFunds Responsibilities.

         All Confidential Information shall be deemed confidential and proprietary to the party disclosing such information hereunder. Each party may use the Confidential Information of the other party during the Term only as permitted or required for the receiving party's performance hereunder. The receiving party shall not disclose or provide any Confidential Information to any third party and shall take reasonable measures (including, without limitation, the use of nondisclosure agreements consistent with and not less restrictive than this Article 10.0) to prevent any unauthorized disclosure by its employees, agents, contractors or consultants. The foregoing duty shall survive any termination or expiration of this Agreement for a period of ten (10) years from the effective date of such termination or expiration. Notwithstanding the foregoing, with respect to any Deluxe Data of any kind, the foregoing duty shall be perpetual.


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                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         10.2     Exceptions.

         Notwithstanding Section 10.1, the following information shall not be deemed Confidential Information for purposes of this Article 10:

                  a. information required to be disclosed in public under a subpoena, request for documents, or other validly issued judicial or administrative process, provided that the party so required promptly notifies the other party of the receipt of process and permits the other party a reasonable opportunity to respond to such process (and, if the other party secures a protective order, such information shall remain Confidential Information to the extent therein specified);

                  b. information which is or becomes generally available to the public other than as a result of any unauthorized disclosure by the receiving party;

                  c. information available to the receiving party from a third party who received such information on a non-confidential basis and without obligation to the disclosing party;

                  d. information already known to the receiving party prior to its disclosure by the other party;

                  e. information independently developed by the receiving party without any use of or reliance on the disclosing party's Confidential Information; or

                  f. information as the parties may mutually agree in writing can be disclosed publicly.

11.0     WARRANTIES AND COVENANTS

         11.1     Deluxe Warranties to eFunds.

         Deluxe hereby warrants to eFunds that;

                  a. the execution and delivery of this Agreement by Deluxe has been duly authorized and performance by Deluxe hereunder shall not result in the breach of any material term or provision of any charter, bylaw or agreement to which Deluxe is a party or by which it is bound;

                  b.   this Agreement constitutes a valid and binding agreement;
         and

                  c. Deluxe owns or otherwise has the right to grant herein the licenses or sublicenses or other rights of use for the Deluxe Data, the Deluxe Software and the Third Party Software.

         Confidential and Proprietary   27
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

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         11.2     EFUNDS Warranties to Deluxe.

         eFunds hereby warrants to Deluxe that:

                  a. the execution and delivery of this Agreement by eFunds has been duly authorized and performance by eFunds hereunder shall not result in the breach of any material term or provision of any charter, bylaw or agreement to which eFunds is a party or by which it is bound;

                  b.   this Agreement constitutes a valid and binding agreement;

                  c. eFunds owns or otherwise has the right to grant the licenses or sublicenses herein for the eFunds Materials;

                  d. all Services rendered hereunder shall be performed in a professional, workmanlike manner in accordance with the applicable Contract Documents;

                  e. all Key Deliverables and other items provided as a result of the Services shall materially conform with the applicable Contract Documents;

                  f. all Software Deliverables shall be free of any virus or other surreptitious code and of any disabling or shut down code or features;

                  g. all Software Deliverables shall be "Year 2000 Compliant" as defined in the coding standards referred to in Exhibit B hereto; and

                  h. the performances of the Services and all Key Deliverables and other items provided as a result of the Services shall not infringe the intellectual property rights (including, without limitation, any patents, copyrights, trademarks or trade secrets) of any third party anywhere in the world.

         11.3     Deluxe's Remedies.

         Deluxe shall give reasonable written notice to eFunds of any Services, Key Deliverables or other items provided as the result of or related to the sufficiency of the Services which Deluxe believes to be deficient, defective or non-conforming to the foregoing warranties in Section
         11.2. In such case, the parties shall have the following duties and rights, respectively:

         a. eFunds' sole initial obligation and Deluxe's sole initial remedy hereunder shall be for eFunds to remedy such deficiency, defect or non-conformity within a reasonable time at no charge to Deluxe;


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

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         b. if eFunds is unable to remedy such deficiency, defect or non-conformity within a reasonable time period, then Deluxe's exclusive final remedy and eFunds' entire liability for Direct Damages (as defined in Article 14.0) in contract, tort or otherwise shall be a refund of the amount paid hereunder as Fees or Reimbursable Expenses for the deficient, defective or non-conforming Services or deliverables; and

         c. notwithstanding clauses (a) or (b) above, if and to the extent that there are any Consequential or Incidental Damages (as defined in Article 14.0) in such case, then Deluxe's exclusive final remedy and eFunds' entire liability for such Consequential or Incidental Damages shall be the payment of same to Deluxe by eFunds, subject to the applicable limitation established in Section 14.1.

         11.4     Warranty Disclaimer.

         THE LIMITED EXPRESS WARRANTIES OF THE PARTIES SET FORTH RESPECTIVELY IN
         SECTION 11.1 AND 11.2 ARE IN LIEU OF ALL OTHER WARRANTIES BY EITHER PARTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         11.5     Certain Covenants.

         eFunds shall obtain all applicable permits and licenses in any such jurisdiction generally applicable to entities in the IT services business as required in connection with its obligations hereunder. eFunds shall comply in all material respects with any applicable federal, state and local laws and regulations in the United States of America, India or any other jurisdiction where it may operate and perform the Services hereunder. Without limiting the foregoing, if and to the extent that any U.S. or other national export licenses may be required for the export of any software or other materials or equipment hereunder or for eFunds to perform the Services, the exporting party shall obtain such licenses and shall otherwise comply with such applicable export control laws and regulations. eFunds shall pay its subcontractors all sums due and owning to such entities in accordance with the terms of its agreements with such subcontractors.


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

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


12.0     INDEMNITIES


         12.1     Indemnity by eFunds.

         eFunds shall indemnify, hold harmless and defend Deluxe and its Affiliates and their respective directors, officers, agents and employees from and against any loss, costs (including reasonable attorney's fees) damages, injury, liability, claims, demands, or causes of action arising out of or resulting from the Services for:

                  a.   personal injury or death;

                  b.   any material and uncured breach of eFunds' warranties in
         Section 11.2, subject to the limitation in Section 11.3;

                  c.   property damage;

                  d. claims of infringement of any third party's proprietary, privacy or other rights, including, but not limited to, patent, copyrights, trademarks, or trade secret (collectively, "Third Party Right");

                  e.   any act or omission of eFunds as an employer; or

                  f. any debt or other duty of any kind or amount owed to an eFunds subcontractor except and to the extent such loss, cost, damage, injury, liability, claim, demand or action is due to Deluxe's negligence or misconduct.

         If the use of any Key Deliverable or other item or Service delivered or provided by eFunds hereunder is found to infringe or misappropriate a Third Party Right, eFunds shall, at its own option and expense, replace the infringing or misappropriated materials or Services with a substitute free of the infringement or misappropriation, or shall procure for Deluxe's benefit a license or other right to use the same; or shall remove the enjoined materials or Services and reimburse Deluxe for all amounts paid or expenses incurred with respect thereto. Notwithstanding the foregoing, eFunds shall have no obligation or liability under this Section 12.1 to the extent any claim(s) is based solely upon any changes or modifications made independently by Deluxe to such materials or arising from specifications or design requirements required by Deluxe as contained in any applicable Work Order.


         Confidential and Proprietary   30
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

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         12.2     Indemnity by Deluxe.

         Deluxe shall indemnify, hold harmless and defend eFunds and its Affiliates and their respective directors, officers, agents and employees from and against any loss, costs (including reasonable attorney's fees) damages, injury, liability, claims, demands, or causes of action arising out of or resulting from its performance under this Agreement for:

                  a.   personal injury or death;

                  b.   any material and uncured breach of Deluxe's warranties in
         Section 11.1;

                  c.   property damage;

                  d.   claims of infringement of any Third Party Right;

                  e.   any act or omission of Deluxe as an employer; or

                  f. any debt or other duty of any kind or amount owed to any other Deluxe vendor or supplier,

         except and to the extent such loss, cost, damage, injury, liability, claim, demand or action is due to eFunds' negligence or misconduct.

         If the use of any Deluxe Data, Deluxe Software or Third Party Software delivered or provided by Deluxe hereunder is found to infringe or misappropriate a Third Party Right, Deluxe shall, at its own option and expense, replace the infringing or misappropriated materials with a substitute free of the infringement or misappropriation, or shall procure for eFunds' benefit a license or other right to use the same; or shall remove the enjoined materials and reimburse eFunds for all amounts paid or expenses incurred with respect thereto. Notwithstanding the foregoing, Deluxe shall have no obligation or liability under this
         Section 12.2 to the extent any claim(s) is based solely upon any changes or modifications made independently by eFunds to such materials.


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

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         12.3     Indemnification Procedures.

         With respect to any third party claims for which a party seeks indemnification under this Article 12.0, the indemnification procedures set forth in Section 7.01(d)-(f) of the IPO and Distribution Agreement between eFunds and Deluxe Corporation dated as of March 31, 2000 shall apply, and are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein. With respect to any claims for indemnification which do not involve a claim by a third party, the procedures set forth in Article 15.0 hereof shall govern the parties, rights and obligations with respect thereto.

13.0     TERM AND TERMINATION

         13.1     Term.

         This Agreement shall commence as of the Effective Date and shall expire on the fifth (5th) anniversary of that date unless sooner terminated as provided in this Article 13.0. Thereafter, this Agreement shall automatically be renewed for successive one (1) year periods, unless a party provides the other party with written notice at least one hundred-eighty (180) days prior to the next scheduled renewal date stating that it does not wish for this Agreement to be renewed. If this Agreement expires or is otherwise terminated under this Article 13.0, its terms and conditions shall continue to apply to any Statements of Work and Work Orders then in effect until such Statements of Work or Work Orders expire or are terminated.

         13.2     Termination of a Statement of Work or Work Order for Cause.

         If there is a material breach of any Statement of Work or Work Order, the non-breaching party shall give written notice thereof to the breaching party. If the breaching party does not, within thirty (30) calendar days after receiving such written notice, either (a) cure the material failure or (b) if the breach is not one that can reasonably be cured within thirty (30) days, develop a mutually agreed to plan to cure the failure and diligently proceed according to the plan until the material failure has been cured, then the non-breaching party may terminate the affected Statement of Work or Work Order, in whole or in part, for cause by written notice to the breaching party. Prior to giving notice of termination of a Statement of Work or Work Order for cause, the purported breaching party shall be afforded an opportunity to meet with a senior management representative of the non-breaching party to explain its position.


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

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         13.3     Termination of Agreement for Cause.

         If there is a material breach of this Agreement, including, without limitation, due to repeated or chronic breaches of individual Statements of Work or Work Orders, the non-breaching party shall give written notice thereof to the breaching party. If the breaching party does not, within thirty (30) calendar days after receiving such written notice, either (a) cure the material failure or (b) if the breach is not one that can reasonably be cured within thirty (30) days, develop a mutually agreed to plan to cure the failure and diligently proceed according to the plan until the material failure has been cured, then the non-breaching party may terminate this Agreement for cause by written notice to the breaching party. Prior to giving notice of termination of this Agreement for cause, the purported breaching party shall be afforded an opportunity to meet with a senior management representative of the non-breaching party to explain its position.


         Confidential and Proprietary   33
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

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         13.4     Termination For eFunds' Change of Control.

         If control of eFunds is to be acquired, directly or indirectly, in a single transaction or series of related transactions, or all or substantially all of the assets or business of eFunds are to be acquired by any organization that is not affiliated with eFunds, then, within five (5) days of eFunds' execution of any letter fo intent, memorandum of understanding or similar document or, in the absence of same, upon eFunds' execution of a definitive transaction agreement, eFunds shall give written notice thereof to Deluxe in confidence with sufficient detail about the proposed transaction and the proposed acquiring party to enable Deluxe to determine if continuation of this Agreement would be in Deluxe's best interest. If control of any Affiliate of eFunds providing Services under a specific Statement of Work or Work Order is to be acquired, directly or indirectly, in a single transaction or series of related transactions, or all or substantially all of the assets or business of such Affiliate of eFunds are to be acquired by any organization that is not affiliated with eFunds, then, within five (5) days of eFunds' execution of any letter of intent, memorandum of understanding or similar document or, in the absence of same, upon eFunds' execution of a definitive transaction agreement, eFunds shall give written notice thereof to Deluxe in confidence with sufficient detail about the proposed transaction and the proposed acquiring party to enable Deluxe to determine if continuation of such Statement of Work or Work Order by such Affiliate of eFunds would be in Deluxe's best interest. In either case, Deluxe shall have fifteen (15) days from the receipt of such notice to make such determination and, upon written notice to eFunds given within such 15-day period, may terminate this Agreement or such Statement of Work or Work Order, as applicable, upon consummation of the transaction decribed in the aforesaid notice, provided such termination notice shall designate an actual termination date that is not less than three
         (3) months nor more than twelve (12) months after the date of such termination notice and, provided further, the parties shall pay each other all sums owed as specified in open Work Orders, net of all outstanding rebates, compensatory payments, bonuses or credits. If Deluxe does not give such termination notice within such 15-day period or does not respond to such eFunds' notice of the proposed transaction, Deluxe shall be deemed to have consented to the transaction described therein and Deluxe shall have no further termination rights as to this Agreement or such Statement Work or Work Order, as the case may be, under this Section 13.4. In any event, upon the occurrence of any such acquisition transaction, Deluxe may direct eFunds to implement additional and commercially reasonable security measures to prevent the disclosure of any Deluxe Confidential Information to the acquiring entity.





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

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         13.5     Termination Through Insolvency

         Either party may immediately terminate this Agreement upon written notice in the event that (a) the other party becomes insolvent, enters into receivership, is the subject of a voluntary or involuntary bankruptcy proceeding, or makes an assignment for the benefit of creditors; or (b) a substantial part of the other party's property is or becomes subject to any levy, seizure, assignment or sale for or by any creditor or governmental agency. If a party's Affiliate is bound under the terms of any Statement of Work or Work Order, the other party may immediately terminate such Statement of Work or Work Order upon written notice in the event that (a) such Affiliate becomes insolvent, enters into receivership, is the subject of a voluntary or involuntary bankruptcy proceeding, or makes an assignment for the benefit of creditors; or (b) a substantial part of such Affiliate's property is or becomes subject to any levy, seizure, assignment or sale for or by any creditor or governmental agency, provided, however, such termination may not occur if such Affiliate's performance thereunder is guaranteed or otherwise covered by the party (eFunds or Deluxe) responsible for such Affiliate. Notwithstanding the foregoing, as reasonably required for Deluxe to enjoy the benefits of the Services under the Contract Documents, any licenses of Deluxe Data, Deluxe Software or Third Party Software from Deluxe to eFunds or any licenses of eFunds Materials to Deluxe hereunder shall be deemed within the meaning of Section 365(n) of the U.S. Bankruptcy Code and shall remain in full force and effect in such event.

         13.6     Termination Assistance.

         If this Agreement is to expire or be terminated in accordance with this
         Article 13.0, the parties shall do the following for the resulting transition of the Services:

                  a. eFunds shall continue to perform the Services then being performed by eFunds;

                  b. eFunds shall develop, with the assistance of Deluxe or its designee, a plan for the transition of the Services from eFunds to Deluxe or its designee;

                  c. eFunds shall provide training for personnel of Deluxe or its designee in the performance of the Services then being transitioned to Deluxe;

                  d.   if Deluxe has terminated eFunds under Section 13.2, 13.3,
         13.4 or 13.5, eFunds shall waive, and hereby does waive, Section 4.8 and eFunds's contractual right, if any, under any employment agreement to prohibit (i) any eFunds employee engaged principally in performing the Services from accepting


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

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         an offer of employment from Deluxe or its designee or (ii) any eFunds subcontractor or consultant performing any portion of the Services from entering into a contractual relationship with Deluxe or its designee. In addition, eFunds shall allow Deluxe reasonable access to such personnel for interviews and recruitment;

                  e. eFunds shall use reasonable commercial efforts to grant, subject to reasonable terms and conditions, or to assist Deluxe or its designee to obtain, a sublicense or other right to use any software owned or licensed by eFunds that is primarily then used by eFunds to perform the Services. In addition, eFunds shall use reasonable commercial efforts to provide Deluxe or its designee with appropriate interface information for software that is not commercially available, provided that eFunds has or can reasonably obtain the necessary rights, and further provided that Deluxe reimburses eFunds for any reasonable costs that it incurs in connection with obtaining such rights, provided, however, if Deluxe has terminated eFunds under Section 13.2, 13.3, 13.4 or 13.5, Deluxe may recover such fees as Consequential or Incidental Damages hereunder;

                  f. eFunds shall make available to Deluxe or its designee, pursuant to reasonable terms and conditions of purchase, any hardware owned or leased by eFunds that is substantially dedicated to the performance of the Services. If Deluxe or its designee elects to purchase any such hardware, the purchase price for any such hardware owned by eFunds shall be eFunds's then-current book value and, if Deluxe or its designee elects to assume any lease, subject to the terms of the applicable lease, Deluxe or its designee may assume eFunds's rights and obligations with respect to any such hardware leased by eFunds, provided, however, if Deluxe has terminated eFunds under
         Section 13.2, 13.3, 13.4 or 13.5, Deluxe may recover such payments as Consequential or Incidental Damages hereunder;

                  g. eFunds shall use reasonable commercial efforts to assist Deluxe or its designee to obtain (on a non-exclusive basis) the continuation of any third party services then being used by eFunds in the performance of the Services that Deluxe desires to continue;

                  h. To the extent any part of Deluxe's data or communications network services are being provided by eFunds using a proprietary network, eFunds shall, at Deluxe's request, continue to provide such network services to Deluxe, subject to reasonable terms and conditions, for a period not to exceed one (1) year following the effective date of expiration or termination, provided, however, if Deluxe has terminated eFunds under Section 13.2, 13.3, 13.4 or 13.5, Deluxe


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[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         may recover such payments as Consequential or Incidental Damages hereunder; and

                  i. If prior to termination, eFunds has prepaid charges for a license to use any licensed program, to the extent that Deluxe has the benefit of such license and prepayment following termination, Deluxe shall reimburse eFunds an appropriate portion of the prepaid charges, provided, however, if Deluxe has terminated eFunds under Section 13.2, 13.3, 13.4 or 13.5, Deluxe may recover such payments as Consequential or Incidental Damages hereunder.

         eFunds shall provide the above-described termination assistance for the Services until the effective date of expiration or termination of this Agreement and, if commercially necessary, for up to ninety (90) additional days after the effective date of expiration or termination. If such termination assistance requires eFunds to incur expenses in addition to the Fees or Reimbursable Expenses that eFunds would otherwise incur in the performance of this Agreement, then eFunds shall notify Deluxe of the nature and extent of such additional expenses and, upon Deluxe's approval of same, eFunds shall proceed and invoice Deluxe therefor. Deluxe shall pay eFunds for such additional expenses incurred within thirty (30) days of the date of such invoice in accordance with
         Article 5.0, provided, however, if Deluxe has terminated eFunds under
         Section 13.2, 13.3, 13.4 or 13.5, Deluxe may recover such payments as Consequential or Incidental Damages hereunder.

         13.7     Survival.

         Articles 5.0 (Compensation), 9.0 (Ownership and Licenses), 10.0 (Confidentiality), 11.0 (Warranties and Covenants), 12.0 (Indemnities),
         13.0 (Term and Termination), 14.0 (Limitation of Liability), 15.0 (Law and Disputes), 17.0 (General) and the applicable portions of Article
         16.0 (Insurance) hereof shall survive any termination or expiration of this Agreement.


         Confidential and Proprietary   37
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


14.0     LIMITATION OF LIABILITY

         14.1     Damage Limits.

         For purposes of the Contract Documents, "Direct Damages" shall mean any damages categorized as direct damages under the law of the State of Minnesota and "Consequential or Incidental Damages" shall mean any loss of anticipated revenues, income, profits or savings; loss of or damage to business reputation or good will; loss of customers; loss of business or financial opportunity; or any other indirect or special damages of any kind categorized as consequential or incidental damages under the law of the State of Minnesota which is a loss of a kind that is insured (without application of any deductible amount) by eFunds' errors and omissions insurance coverage as required under Section 16.2(e). There shall be no limit on Direct Damages arising out of or resulting from the Services. There shall be a limit on Consequential or Incidental Damages arising out of or resulting from the Services equal to the then-applicable amount of errors and omission insurance coverage (without the application of any deductible amount) required to be carried by eFunds under Section 16.2(e), provided, however, that if the amount of insurance available under such errors and omission insurance policy is reduced by the amount of claims or payments made against such insurance during any applicable insurance period, whether by or to Deluxe or other claimants, the aforesaid limitation on Consequential and Incidental Damages shall be reduced to equal the amount of insurance then remaining and available to pay such damages.

         14.2     Damage Waiver.

         IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY HEREUNDER FOR ANY LOST PROFITS OR OTHER CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL OR OTHER SIMILAR DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, IN EXCESS OF THE AMOUNTS SET FORTH IN SECTION 14.1 AND IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR EXEMPLARY OR PUNITIVE DAMAGES. The limitations of liability set forth in this Article14.0 shall survive and apply notwithstanding the failure of any limited or exclusive remedy for breach of warranty set forth in the Contract Documents.



         Confidential and Proprietary   38
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


15.0     LAW AND DISPUTES


         15.1     Governing Law.

         The Contract Documents shall be governed by the laws of the State of Minnesota, without regard to any provision of Minnesota law that would require or permit the application of the substantive law of any other jurisdiction.


         15.2     Dispute Handling.

         eFunds and Deluxe shall endeavor to resolve any dispute, whether arising during the Term or at any time thereafter which involves the validity, construction, meaning, performance, termination, expiration or effect of this Agreement or any Contract Documents, or the rights or liabilities of the parties, promptly and in an amicable and professional manner by negotiations between the parties.


         Confidential and Proprietary   39
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         15.3     Problem Escalation Procedures.

         eFunds through its Account Manager and Deluxe through its Relationship Manager may refer any dispute to the Management Committee. The Management Committee shall then meet as soon as reasonable in light of the nature and impact of the issue under consideration. If a dispute cannot be resolved by the Management Committee within a time period that is satisfactory to the party raising the issue under consideration and, in any event, within thirty (30) days after the initial referral, the Management Committee shall refer the dispute to the Executive Committee. The Executive Committee shall then meet as soon as reasonable in light of the nature and impact of the issue under consideration. If a dispute cannot be resolved by the Executive Committee within a time period that is satisfactory to the party raising the issue under consideration, and, in any event, within thirty
         (30) days after such referral, the Executive Committee shall refer the dispute to the Chief Executive Officer of Deluxe and the Chief Executive Officer of eFunds. Such Chief Executive Officers shall meet as soon as reasonable in light of the nature and impact of the issue under consideration. If a dispute cannot be resolved by the Chief Executive Officers within a time period that is satisfactory to the party raising the issue under consideration and, in any event, within thirty (30) days after such referral, either party may submit the dispute for final and binding arbitration as provided in Section 15.4. Notwithstanding the provisions of this Section 15.3, neither party shall be required to use this dispute escalation procedure if there is an actual or alleged violation of such party's Confidential Information or any other intellectual property rights, and, as to such actual or alleged violation, either party reserves all rights to seek judicial remedies and relief, including, without limitation, any injunctive relief that may be granted by any court of competent jurisdiction.

         15.4     Arbitration.

         Any dispute between the parties arising out of or resulting from this Agreement that is not resolved through negotiation pursuant to Section
         15.3 and not subject to the litigation exception therein, shall be settled exclusively by final and binding arbitration in accordance with the following:

                  a. except as specified below or otherwise agreed in writing, the arbitration shall be conducted in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association (such organization, the "AAA" and such rules, the "AAA Rules");


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                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


                  b. the arbitrators shall be three (3) neutral persons selected by agreement of the parties or, failing such agreement in the thirty (30) day period after the initial list of available arbitrators has been provided to both parties by the AAA, in accordance with the AAA Rules. Unless otherwise agreed in writing by the parties, one arbitrator shall be an information technology professional with technical experience; one arbitrator shall be a certified public accountant with a major international accounting firm that is not then serving either party and that has experience in long-term project contracts; and one arbitrator shall be an experienced business attorney with experience in information technology transactions and contracts. If the amount in dispute is less than two hundred fifty thousand dollars ($250,000), the arbitration shall be conducted by one arbitrator who shall be an experienced business attorney with experience in information technology transactions and contracts;

                  c. any demand for arbitration or any counterclaim shall specify in reasonable detail the facts and legal grounds forming the basis for the claimant's request for relief, and shall include a statement of the total amount of damages claimed, if any, and any other remedy sought by the claimant;

                  d. the arbitration proceedings shall take place in Minneapolis or St. Paul, Minnesota;

                  e. upon the request of either party, and in the arbitration panel's or sole arbitrator's discretion, the parties shall be entitled to limited pre-hearing discovery including depositions of testifying witnesses, exchanges of documents and lists of testifying witnesses, and written interrogatories. The arbitration panel or sole arbitrator shall conduct a hearing within thirty (30) days after the end of discovery and shall issue an award, supported by a written opinion, within thirty (30) days after the end of the hearing;

                  f. the arbitration panel or sole arbitrator may render an award of monetary damages to either party and direct either or both parties to take or refrain from taking action, or both. However, the arbitration panel may not award any exemplary or punitive damages or any monetary damages or order any action whose fair market value would be in excess of or beyond the damage limits allowed under Article 14.0;

                  g. the arbitration panel or sole arbitrator may, at its discretion, require one party to the arbitration to reimburse the other party to the arbitration for all or any part of the expenses of the arbitration paid by the other


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                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         party and the reasonable attorneys' fees and other expenses reasonably incurred by the other party in connection with the arbitration in addition to any other relief granted in the award; and

                  h. judgment upon the award rendered in the arbitration may be entered in any court of competent jurisdiction.

         15.5     Continued Performance.

         Unless and until a termination occurs under Section 13.2, 13.3, 13.4 or 13.5, each party shall continue performing its respective obligations under the Contract Documents, to the extent any of the same have not been terminated and are in force, in good faith while any dispute submitted to arbitration under this Article 15.0 is being resolved and until such obligations are terminated by the expiration of this Agreement or by a final and binding arbitral award to the contrary under this Article 15.0.

         15.6     Limitation of Actions.

         No proceeding, regardless of form, arising out of or related to the Contract Documents may be brought by either party more than two (2) years after the accrual of the cause of action, except that (a) proceedings related to violation of a party's proprietary rights or any duty to protect Confidential Information may be brought at any time within the applicable statute of limitations, and (b) proceedings for non-payment may be brought up to two (2) years after the date the last payment was due.

16.0     PROVISION OF INSURANCE

         16.1     General.

         All insurance policies eFunds is required pursuant to this Article 16.0 shall:

                  a. be primary as to eFunds' negligence and non-contributing with respect to any other insurance or self-insurance eFunds may maintain;

                  b. be provided by reputable and financially responsible insurance carries with a Best's minimum rating of "A-" (or equivalent) and Best's minimum financial performance rating of "VII" (or any other future equivalent);

                  c. require the insurer to notify Deluxe in writing by registered or certified mail at least thirty (30) days in advance of cancellation or material modification, which shall be deemed approved by Deluxe unless Deluxe notifies eFunds in writing of its disapproval within fifteen (15) days of receiving such notice from the insurer. In the event that Deluxe notifies eFunds of its good faith


         Confidential and Proprietary   42
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         disapproval in accordance with this subsection (c), eFunds shall use commercially reasonable efforts to prevent such cancellation or modification until eFunds and Deluxe reach a mutual agreement regarding such change in insurance coverage; and

                  d. name Deluxe as an Additional Insured on the Commercial General Liability, Automobile Liability and Professional Liability policies.

         16.2     Coverage.

         Commencing on the date that eFunds is no longer a majority owned subsidiary of Deluxe and during the Term, eFunds shall maintain and keep in force, at its own expense, the following minimum insurance coverage and minimum limits:

                  a. workers' compensation insurance, with statutory limits as required by the various laws and regulations applicable to the employees of eFunds performing work hereunder;

                  b. employer's liability insurance, for employee bodily injuries and deaths, with a limit of at least US$500,000;

                  c. comprehensive or commercial general liability insurance, covering claims for bodily injury, death and property damage, including premises and operations, independent contractors, products, services and completed operations (as applicable to the services), personal injury, contractual, and broad-form property damage liability coverage, with limits of at least US$5,000,000 per occurrence for bodily injury, death and property damage and at least US$5,000,000 in aggregate;

                  d. comprehensive automobile liability insurance, covering owned, non-owned and hired vehicles, with limits of at least US$5,000,000;

                  e. professional liability (errors and omission) insurance with a single limit of liability of the greater of (i) US$17,500,000 or
         (ii) thirty-five percent (35%) of the total Fees and Reimbursable Expenses paid by Deluxe to eFunds hereunder during the preceding twelve
         (12) month period prior to the event causing such damages, net of rebates, compensatory payments, bonuses and credits, provided, however, if neither of the foregoing is obtainable by eFunds at commercially feasible rates and can be so demonstrated in writing to Deluxe's reasonable satisfaction, such other amount of errors and omission insurance as the parties may mutually establish in writing, which insurance policy shall be maintained for the Term and for a period of not less than three (3) years after termination of the Agreement; and


         Confidential and Proprietary   43
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


                  f. fidelity/crime insurance for the dishonest acts of eFunds' employees in a minimum amount of US$5,000,000, which insurance policy shall name Deluxe as a "loss payee, as their interests may appear" and which shall cover eFunds' responsibility for the loss of property belonging to Deluxe and its customers, directly or indirectly.

17.0     GENERAL

         17.1     Notices.

         Any notice or other communication required or permitted to be made or given by either party pursuant to the Contract Documents shall be in writing, in English, and shall be deemed to have been duly given: (a) five (5) business days after the date of mailing if sent by registered or certified U.S. mail, postage prepaid, with return receipt requested;
         (b) when transmitted if sent by facsimile, provided a confirmation of transmission is produced by the sending machine and a copy of such facsimile is promptly sent by another means specified in this Section; or (c) when delivered if delivered personally or sent by express courier service. All notices shall be sent to the other party at its address as set forth below or at such other address as such party shall have specified in a notice given in accordance with this Section:

                  ----------------------------------------------------------------------

                        In the case of Deluxe:                  With a copy to:
                  ----------------------------------------------------------------------
                  Deluxe Financial Services, Inc.     Deluxe Financial Services, Inc.

                  3680 Victoria Street North          3680 Victoria Street North

                  Shoreview, Minnesota 55126          Shoreview, Minnesota 55126

                  Attn: Ron Eilers                    Attn: Legal Department

                  Fax: (651)481-4477                  Fax: (651)787-2749
                  ----------------------------------------------------------------------



         Confidential and Proprietary   44
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


                  --------------------------------------------------------------

                     In the case of eFunds:          With a copy to:
                  --------------------------------------------------------------

                     eFunds Corporation            eFunds Corporation

                     1080 W County Road F          1080 W County Road F

                     Shoreview, MN  55126          Shoreview, MN 55126

                     Attn: Debra Janssen           Attn: Legal Department

                     Fax: (414)341-5141            Fax: (651)787-2749
                  --------------------------------------------------------------


         17.2     Reasonable Behavior.

         Each party shall act in good faith in the performance of its respective responsibilities under the Contract Documents and shall not, except as otherwise expressly provided in the Contract Documents, unreasonably delay, condition or withhold the giving of any consent, decision or approval that is either requested or reasonably required by the other party in order to perform its responsibilities under the Contract Documents.

         17.3     Assignment.

         Neither party may assign or otherwise transfer the Contract Documents or any of the rights that they grant without the prior written consent of the other party, provided, however, subject to Section 13.4, no such consent shall be required if a party makes such assignment or transfer in the course of a sale or acquisition of all or substantially all of the assets or business of such party and the surviving or acquiring entity agrees in writing to be bound by all the terms and conditions of the Contract Documents. Any purported assignment in violation of the preceding sentence shall be void and of no effect. The Contract Documents shall be binding upon the parties' respective successors and permitted assigns.


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[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         17.4     Integration; Amendment.

         The Contract Documents constitute the entire agreement between the parties, and supersede all other prior or contemporaneous communications between the parties (whether written or oral) relating to the subject matter of the Contract Documents. The Contract Documents may be modified or amended solely in a writing signed by both parties executed by an officer thereof or by the eFunds Account Manager or the Deluxe Relationship Manager. Each Work Order adopted under this Agreement shall incorporate the terms and conditions of this Agreement and shall constitute a separate contract between the parties. A Work Order may amend the terms and conditions of this Agreement only as they apply to that particular Work Order and shall not have any general effect on this Agreement.

         17.5     Severability.

         The provisions of the Contract Documents shall be deemed severable, and the unenforceability of any one or more provisions shall not affect the enforceability of any other provisions. In addition, if any provision of the Contract Documents, for any reason, is declared to be unenforceable, the parties shall substitute an enforceable provision that, to the maximum extent possible in accordance with applicable law, preserves the original intentions and economic positions of the parties.

         17.6     Order Of Precedence.

         In the event of any conflict between or among the provisions contained in the Contract Documents, the following order of precedence shall govern: (a) Work Order or applicable Project Plan, (b) Statements of Work; (c) this Agreement, exclusive of its Exhibits; and (d) Exhibits to this Agreement.

         17.7     No Waiver.

         No failure or delay by either party in exercising any right, power or remedy shall operate as a waiver of such right, power or remedy, and no waiver shall be effective unless it is in writing and signed by the waiving party. If either party waives any right, power or remedy, such waiver shall not waive any successive or other right, power or remedy the party may have under the Contract Documents.


         Confidential and Proprietary   46
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         17.8     Force Majeure.

         Neither party shall be liable for any losses arising out of the delay or interruption of its performance of its obligations under the Contract Documents due to any act of God, act of governmental authority, act of public enemy, or due to war, riot, flood, civil commotion, insurrection, severe weather conditions, or any other cause beyond the reasonable control of the affected party (collectively, a "Force Majeure Event").

                  a. In and during a Force Majeure Event, the affected party shall be excused from any further performance or observance of its obligation(s) , provided such party uses commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. The affected party shall immediately notify the other party by telephone or by the most timely means otherwise available (to be confirmed in writing within two (2) days of the inception of such event) and describe in reasonable detail the circumstances of such event;

                  b. If a Force Majeure Event delays or interrupts the Services more than the time limits specified in any applicable Statement of Work or Work Order, Deluxe may, at its option and upon written notice thereof to eFunds, (i) procure such Services from an alternate source until eFunds is again able to provide such Services, or (ii), if the delay or interruption exceeds the earlier of one hundred eighty (180) days or the termination date of the applicable Statement of Work or Work Order or the other time therein provided for termination for Force Majeure Events, if any, terminate the same. If Deluxe elects option (i), Deluxe shall continue to pay eFunds the Fees established in the applicable Statement of Work or Work Order during such period, and eFunds shall be liable for all payments made and costs incurred by Deluxe required to obtain cover Services from an alternate source until eFunds notifies Deluxe that eFunds is again able to provide the Services and Deluxe's contractual commitment to such alternate source has expired. If Deluxe elects option (ii), Deluxe may make such termination upon ten (10) days prior written notice, effective as of a date specified therein, and Deluxe shall pay all Fees and Reimbursable Expenses due and payable through the termination date, but in no event shall Deluxe be obligated to pay any Compensatory Payments described in the applicable Statement of Work or Work Order.

                  c. Notwithstanding any other provision of this Section 17.8, a Force Majeure Event shall not relieve eFunds of its obligation to provide disaster recovery services in accordance with plans described in the applicable Statement of Work.

         Confidential and Proprietary   47
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         17.9     Non-Use of Deluxe's Name.

         eFunds shall not, in the course of performance of this Agreement, or thereafter, use Deluxe's name in any advertising or promotional media without the prior written consent of Deluxe, which consent shall not be unreasonably withheld. The foregoing shall not be deemed to prohibit any disclosure by eFunds of the existence of the Deluxe customer relationship or the material terms and conditions of this Agreement under any applicable securities laws and regulations or the rules of any stock exchange where the securities of eFunds may be traded.





         Confidential and Proprietary   48
                                                                    May 15, 2000

[LOGO OF E FUNDS, INC. APPEARS HERE]   [LOGO OF DELUXE CORPORATION APPEARS HERE]
                           eFunds/Deluxe Corporation

                        Professional Services Agreement


         WHEREFORE, each party has caused its authorized representative to execute this Agreement as of the Effective Date.



         eFunds Corporation

         By:
            --------------------------------

         Name:
              ------------------------------

         Title:
               -----------------------------



         Deluxe Corporation

         By:
            --------------------------------

         Name:
              ------------------------------

         Title:
               -----------------------------




         Confidential and Proprietary   49
                                                                    May 15, 2000